Exhibit 99.1

GlobalSantaFe Announces Third Quarter 2005 Earnings

Contract Drilling Operating Income Increases 210%

HOUSTON, Nov. 2, 2005 – Worldwide oil and gas drilling contractor GlobalSantaFe Corporation (NYSE:GSF) today reported net income for the quarter ended Sept. 30, 2005, of $107.6 million, or 44 cents per diluted share, on revenues of $596.6 million, compared with income from continuing operations of $60.8 million, or 26 cents per diluted share, for the third quarter of 2004. Net income from continuing operations for the third quarter of 2004 included after-tax gains totaling $37.7 million, or 16 cents per diluted share, for an insurance settlement and an asset sale.

The company estimates that hurricanes Katrina and Rita had an unfavorable impact on its third quarter 2005 net income of $12.0 million, or 5 cents per diluted share.

“Our third quarter results reflect improved pricing and robust demand for our contract drilling services worldwide,” said GlobalSantaFe President and CEO Jon Marshall. “Continuing demand growth, combined with recent attrition in the worldwide drilling fleet, is stimulating significant dayrate increases and greater urgency among customers to secure future rig time.”

For the nine months ended Sept. 30, 2005, GlobalSantaFe reported net income of $242.9 million, or 99 cents per diluted share, on revenues of $1.7 billion. These results compare with income from continuing operations of $38.9 million, or 16 cents per diluted share, in the first nine months of 2004. Net income from continuing operations for the first nine months of 2004 included a net after-tax gain of $16.7 million, or 7 cents per diluted share, related to the early retirement of debt, an insurance settlement and an asset sale.

Third Quarter Analysis

The improved financial performance in the third quarter of 2005 reflects a $91.3 million, or 210 percent, increase in contract drilling operating income to $134.8 million from $43.5 million in the third quarter of 2004. The average dayrate for the company’s fleet of jackup and floating rigs in the third quarter of 2005 increased 24 percent to $81,600 from $65,900 in the same quarter of 2004. Utilization of available rig days rose to 98 percent in the third quarter of 2005 from 87 percent in the third quarter of last year.

In the third quarter of 2005, the company’s drilling management services and oil and gas segments reported combined operating income of $9.0 million, compared with a loss of $2.7 million in the third quarter of 2004. The increase in combined operating income primarily reflects improved operating performance on turnkey projects, higher oil and gas prices and increased oil production.

Conference Call

GlobalSantaFe will hold a conference call to discuss its third quarter 2005 financial results with financial analysts on Thursday, Nov. 3, 2005, at 10 a.m. Central Standard Time (CST) / 11 a.m. Eastern Standard Time (EST). To listen on the live call by phone, dial 719-457-2679. To listen over the Internet, go to the GlobalSantaFe Web site at http://www.globalsantafe.com.

A recording of the call will be available for replay from 1 p.m. CST/ 2 p.m. EST on Nov. 3 through 12 a.m. CST/ 1 a.m. EST on Nov. 10. To hear the replay by phone, dial 719-457-0820 and enter reference code 273044. To listen over the Internet, go to the GlobalSantaFe Web site at http://www.globalsantafe.com.

To the extent not provided in the call, reconciliations of any non-GAAP measures discussed in the call will be available on the Investor Relations page of the GlobalSantaFe Web site in the form of this earnings release or other materials. To access this information online, go to http://www.globalsantafe.com and click on the “Investor Relations” link.

About GlobalSantaFe

GlobalSantaFe is a leading worldwide offshore oil and gas drilling contractor offering a full range of equipment and drilling management services. The company’s diverse and technologically advanced fleet of 59 offshore rigs includes premium and heavy-duty, harsh-environment jackups, semisubmersibles, and dynamically positioned ultra-deepwater drillships. The company also operates two semisubmersibles owned by others. GlobalSantaFe is the world’s leading provider of turnkey drilling and drilling management services. More information can be found at http://www.globalsantafe.com.

Contact Information

Investors:	Media:
Richard Hoffman	Jeff Awalt
281-925-6441	281-925-6448

GlobalSantaFe Corporation

Condensed Consolidated Statement of Income

(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Contract drilling	$434.9	$306.3	$1,173.2	$850.2
Drilling management services	150.1	149.6	448.1	357.4
Oil and gas	11.6	7.4	38.7	17.8

Total revenues	596.6	463.3	1,660.0	1,225.4

Expenses and other operating items:
Contract drilling	235.3	202.4	701.3	605.1
Drilling management services	145.8	156.5	423.1	352.5
Oil and gas	5.0	1.7	11.5	4.8
Depreciation, depletion and amortization	68.7	63.3	205.1	190.5
Involuntary conversion of long-lived assets and related recoveries, net	10.0	(24.0)	10.0	(24.0)
Gain on sale of assets	(3.4)	(25.6)	(4.5)	(28.3)
Impairment loss on long-lived assets	—	—	—	1.2
General and administrative	17.1	13.6	47.3	42.4

Total expenses and other operating items	478.5	387.9	1,393.8	1,144.2

Operating income	118.1	75.4	266.2	81.2

Other income (expense):
Interest expense	(8.2)	(11.2)	(32.4)	(44.3)
Interest capitalized	8.1	10.3	29.9	31.9
Interest income	4.4	2.8	15.2	8.5
Loss on early retirement of long-term debt	—	—	—	(32.4)
Other	3.5	1.6	3.5	0.8

Total other income (expense)	7.8	3.5	16.2	(35.5)

Income before income taxes	125.9	78.9	282.4	45.7

Provision for income taxes:
Current tax provision	23.6	10.7	36.8	13.9
Deferred tax provision (benefit)	(5.3)	7.4	2.7	(7.1)

Total provision (benefit) for income taxes	18.3	18.1	39.5	6.8

Income from continuing operations	107.6	60.8	242.9	38.9

Income from discontinued operations, net of tax effect	—	(2.2)	—	112.4

Net income	$107.6	$58.6	$242.9	$151.3

Earnings (loss) per ordinary share (Basic):
Income (loss) from continuing operations	$0.44	$0.26	$1.01	$0.17
Income from discontinued operations	$—	$(0.01)	$—	$0.48
Net income	$0.44	$0.25	$1.01	$0.65

Earnings (loss) per ordinary share (Diluted):
Income (loss) from continuing operations	$0.44	$0.26	$0.99	$0.16
Income from discontinued operations	$—	$(0.01)	$—	$0.48
Net income	$0.44	$0.25	$0.99	$0.64

Average ordinary shares:
Basic	242.1	234.8	240.0	234.5
Diluted	246.9	237.2	244.2	236.8

GlobalSantaFe Corporation

Condensed Consolidated Balance Sheet

(In millions)

	September 30, 2005	December 31, 2004
Current assets:
Cash and cash equivalents	$419.2	$606.7
Marketable securities	251.6	201.9
Accounts receivable, net of allowances	436.9	355.5
Accounts receivable from insurers	119.2	5.3
Prepaid expenses	48.3	31.7
Other current assets	25.1	23.5

Total current assets	1,300.3	1,224.6

Net properties	4,238.6	4,329.9
Goodwill	339.3	338.1
Deferred income tax assets	39.0	32.8
Other assets	63.6	72.8

Total assets	$5,980.8	$5,998.2

Current liabilities:
Accounts payable	$188.2	$210.8
Current maturities of long-term debt	—	350.7
Accrued liabilities	220.2	211.5

Total current liabilities	408.4	773.0

Long-term debt	552.7	554.4
Capital lease obligations	23.1	31.6
Deferred income tax liabilities	43.3	39.0
Other long-term liabilities	145.4	133.8

Shareholders’ equity:
Ordinary shares and additional paid-in capital	3,198.4	3,006.7
Retained earnings	1,654.0	1,501.6
Accumulated other comprehensive loss	(44.5)	(41.9)

Total shareholders’ equity	4,807.9	4,466.4

Total liabilities and shareholders’ equity	$5,980.8	$5,998.2

GlobalSantaFe Corporation

Condensed Consolidated Statement of Cash Flows

(In millions)

	Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net income	$242.9	$151.3
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation, depletion and amortization	205.1	194.5
Deferred income taxes	2.7	(11.6)
Involuntary conversion of long-lived assets and related recoveries, net	10.0	(24.0)
Gain on sale of assets	(4.5)	(140.3)
Impairment loss on long-lived assets	—	1.2
Loss on early retirement of long-term debt	—	32.4
Increase in accounts receivable	(77.7)	(33.9)
Increase in prepaid expenses and other current assets	(19.1)	(24.2)
Increase in accounts payable	22.0	31.7
Decrease in accrued liabilities	(13.4)	(26.6)
Increase (Decrease) in deferred revenues	2.9	(14.0)
Increase (Decrease) in other long-term liabilities	10.2	(26.0)
Payment of imputed interest on the Zero Coupon Bond Debentures	(56.3)	—
Other, net	16.4	5.6

Net cash flow provided by operating activities	341.2	116.1

Cash flows from investing activities:
Capital expenditures	(291.1)	(329.5)
Proceeds from sale of land drilling fleet assets	—	316.5
Proceeds from involuntary conversion of long-lived asset	—	31.2
Proceeds from disposals of properties and equipment	3.5	40.2
Purchases of held-to-maturity marketable securities	—	(169.2)
Proceeds from maturities of held-to-maturity marketable securities	—	254.0
Purchases of available for sale marketable securities	(521.6)	(124.9)
Proceeds from sales of available-for-sale marketable securities	478.3	105.0

Net cash flow (used in) provided by investing activities	(330.9)	123.3

Cash flows from financing activities:
Dividend payments	(71.7)	(35.1)
Payments on long-term debt	(300.3)	(331.7)
Payments on capitalized lease obligations	(9.9)	(9.7)
Proceeds from issuance of ordinary shares	983.6	29.9
Ordinary Shares repurchased and retired	(799.5)	—
Other	—	1.3

Net cash flow used in financing activities	(197.8)	(345.3)

Decrease in cash and cash equivalents	(187.5)	(105.9)
Cash and cash equivalents at beginning of period	606.7	711.8

Cash and cash equivalents at end of period	$419.2	$605.9

GlobalSantaFe Corporation

Results of Operations by Business Segment

(Dollars in millions, except average revenues per day)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Contract drilling (1)	$442.3	$313.5	$1,183.6	$860.6
Drilling management services	159.4	157.7	463.9	370.3
Oil and gas	11.6	7.4	38.7	17.8
Intersegment elimination	(16.7)	(15.3)	(26.2)	(23.3)

Total revenues	$596.6	$463.3	$1,660.0	$1,225.4

Operating income:
Contract drilling	$134.8	$43.5	$278.4	$62.1
Drilling management services	4.3	(6.9)	25.0	4.9
Oil and gas	4.7	4.2	21.1	9.7
Involuntary conversion of long-lived assets and related recoveries, net	(10.0)	24.0	(10.0)	24.0
Gain on sale of assets	3.4	25.6	4.5	28.3
Impairment loss on long-lived assets	—	—	—	(1.2)
Corporate operating expenses	(19.1)	(15.0)	(52.8)	(46.6)

Total operating income	118.1	75.4	266.2	81.2

Interest expense, net	4.3	1.9	12.7	(3.9)
Loss on retirement of long-term debt	—	—	—	(32.4)
Other	3.5	1.6	3.5	0.8

Income before income taxes	$125.9	$78.9	$282.4	$45.7

Depreciation, depletion and amortization included in operating income:
Contract drilling	$64.8	$60.4	$193.5	$183.0
Drilling management services	—	—	—	—
Oil and gas	1.9	1.5	6.1	3.3
Corporate	2.0	1.4	5.5	4.2

Total depreciation, depletion and amortization	$68.7	$63.3	$205.1	$190.5

Average rig utilization rate	98%	87%	95%	84%

Average revenues per day (2)	$81,600	$65,900	$75,400	$62,400

Turnkey wells drilled	16	28	63	64
Turnkey well completions	4	13	14	26

(1)	Expense reimbursements included in Contract drilling revenues and expenses totaled $12.6 million and $7.1 million for the three months ended September 30, 2005 and 2004, respectively, and $48.2 million and $23.9 million, respectively, for the nine months ended September 30, 2005 and 2004. Operating income for these periods was not affected by these reimbursements.
(2)	Average revenues per day is the ratio of rig-related contract drilling revenues divided by the aggregate contract days, adjusted to exclude days under contract at zero dayrate. The calculation of average revenues per day excludes non-rig related revenues, consisting mainly of management fees and reimbursed expenses, of $13.1 million and $8.6 million, respectively, for the three months ended September 30, 2005 and 2004, respectively, and $49.7 million and $29.6 million, respectively, for the nine months ended September 30, 2005 and 2004.